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Exhibit 23.3

Consent of Griffin Financial Group, LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Fulton Bancshares Corporation ("Fulton"), dated January 23, 2006 that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Fulton Bancshares with and into Franklin Financial Services Corporation, as Annex B to the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Griffin Financial Group, LLC

GRIFFIN FINANCIAL GROUP, LLC

Reading, Pennsylvania
March 24, 2006

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Consent of Griffin Financial Group, LLC